EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares of So-Young International Inc., and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Dated: February 13, 2020

MATRIX PARTNERS CHINA III HONG KONG LIMITED

By:	/s/ Yibo Shao
Name:	Yibo Shao
Title:	Director

MATRIX PARTNERS CHINA III, L.P.

By: Matrix China Management III, L.P.

By: Matrix China III GP GP, Ltd.

By:	/s/ Yibo Shao
Name:	Yibo Shao
Title:	Director

MATRIX PARTNERS CHINA III-A, L.P.

By: Matrix China Management III, L.P.

By: Matrix China III GP GP, Ltd.

By:	/s/ Yibo Shao
Name:	Yibo Shao
Title:	Director

MATRIX CHINA MANAGEMENT III, L.P.

By: Matrix China III GP GP, Ltd.

By:	/s/ Yibo Shao
Name:	Yibo Shao
Title:	Director

MATRIX CHINA III GP GP, LTD.

By:	/s/ Yibo Shao
Name:	Yibo Shao
Title:	Director

/s/ Yibo Shao
YIBO SHAO